EXHIBIT 99.1



                                                        FOR IMMEDIATE RELEASE
Contacts:
Con-way Inc.                       KempGoldberg
Gary Frantz                        Belinda Donovan/Amber Caouette
(650) 378-5335                     (207) 773-0700
frantz.gary@con-way.com            bdonovan@kempgoldberg.com
                                   acaouette@kempgoldberg.com



               Con-way Freight Unveils Unified Operating Model

      Less-Than-Truckload Carrier Aligns Under New Management Team and

                            Organizational Model

                       to Improve Customer Experience



ANN ARBOR, Mich. - Aug. 22, 2007 - Con-way Freight Inc., a less-than-

truckload (LTL) freight transportation company and subsidiary of Con-way Inc.

(NYSE: CNW), today announced that it will combine its three regional operating companies into one centralized operation headquartered in Ann

Arbor, Mich., to improve the customer experience and streamline its processes. This move marks a continuation of Con-way Freight's vision to deliver a single enterprise brand that creates maximum efficiency and offers customers a comprehensive service portfolio.



"This transformation will improve Con-way Freight's performance by enabling us to anticipate and respond to customer needs more quickly and intelligently," said John G. Labrie, president, Con-way Freight. "We are a great company that will become an extraordinary company by aligning and unifying management and processes around customers' needs while improving our cost structure in an increasingly competitive LTL market."



The company had operated under three units - Con-way Freight-Central, Con-way

Freight-Southern and Con-way Freight-Western - since its inception 24 years ago. Under the old business model, each region had individual goals,

practices and pricing models. The evolution into a new, centralized entity enables Con-way Freight to adopt uniform new processes and best practices designed to make the organization more responsive to the market and to customers throughout North America. The streamlined structure will reduce complexity, while the concurrent reductions in overhead will be leveraged into continuous improvement and innovation.



Labrie emphasized that under the unified management structure the customer will continue

to receive the same outstanding, industry-leading service product that has been Con-way's hallmark since its founding.  The high-performance reliability of Con-way's proven LTL network model - underscored by the integrity and operational excellence of the company's well-trained and highly skilled workforce -- remains a prime differentiating factor and competitive strength for the company.



"We have arrived at a crucial moment in our rich history that will position

Con-way Freight to better meet the needs of the marketplace through vision,

growth and operational excellence," said Labrie. "The vital evolutionary step of improving our organizational model in this environment of ever-increasing competition will sharpen our execution and enable us to deliver the most nimble, forward-thinking, customer-responsive option available to worldwide customers."



The parent company recently announced Labrie as Con-way Freight's new president. Joining him on the new Con-way Freight executive management team are David L. Miller, chief operating officer; Michael D. Yuenger, vice president, finance; J. Edwin Conaway, executive vice president, sales; Sean

M. Devine, vice president, engineering; Manoj Chopra, vice president,

pricing; and Scott J. Engers, vice president, employee relations.



Miller becomes chief operating officer from his former position as president of Con-way Freight-Central. A 30-year veteran of the trucking industry, he joined Con-way in 1983 as a freight operations supervisor. Prior positions included vice president of strategic planning and president of Con-way

Freight-Southern.



Yuenger has served as vice president and controller of Con-way Freight since

2005. An executive with more than 20 years of transportation industry experience, he joined the Con-way organization in 1991 as controller of Con-

way Freight-Central.



A 20-year Con-way employee, Conaway has served as vice president of sales for

Con-way Freight since 2005. Previous positions included president of Con-way

NOW and vice president of operations for Con-way Freight-Southern.



Devine joined Con-way Inc. as vice president of engineering and supply management earlier this year. Prior to that, he served as vice president of consulting services for Emptoris, and provided consulting in support of Con-

way's procurement transformation and other strategic initiatives.



Dr. Chopra joined Con-way this month from RadioShack Corporation, where he was director of pricing, demand planning and strategic analysis. His career experience includes senior positions with FedEx Services and i2 Technologies.

Dr. Chopra is an Industrial Engineering graduate of the Indian Institute of

Technology in Roorkee, India, and holds a Ph.D. from Kansas State University.



Engers joined the organization in 1984 as vice president, corporate counsel and assistant secretary for Con-way Transportation Services. In 2005 he was

promoted to vice president and deputy general counsel for Con-way Inc. He serves on the board of directors of the American Trucking Associations'

Litigation Center and is a member of the California and Michigan bar associations.



Costs for the reorganization are estimated to range from $12 million to $16 million and are expected to be incurred during the remainder of 2007 and the first quarter of 2008.  Con-way will update its full-year 2007 guidance as appropriate to reflect the effect of the Con-way Freight reorganization, and the effects of its pending acquisition of Contract Freighters, Inc., which is expected to close during the third quarter.



About Con-way Freight
Con-way Freight is the industry's leading less-than-truckload (LTL) freight transportation company, providing guaranteed, day-definite regional and transcontinental service through a network of 440 service centers in the United States, Canada, Mexico and Puerto Rico. Based in Ann Arbor, Mich., Con-way Freight offers LTL freight delivery across North America, as well as delivery in the United States for international less-than-container (LCL) ocean shipments from Asia through its OceanGuaranteedSM service. Con-way Freight is a certified FAST highway carrier and is ISO 9001- and 14001-, C-TPAT/PIP, ACE- and CSA-certified. Con-way Freight is a subsidiary of Con-way Inc. (NYSE: CNW), a $4.2 billion freight transportation and logistics services company and FORTUNE magazine's "Most Admired Company" in transportation and logistics for 2007. For more information, visit www.con-way.com/freight.


FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief, any statements regarding the proposed acquisition of Transportation Resources, Inc. and its subsidiaries, including Contract Freighters, Inc. (collectively, "CFI"), and proposed related financing, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices or fuel surcharges and the effect of recently-filed litigation alleging that Con-way engaged in price fixing of fuel surcharges in violation of Federal antitrust laws, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the proposed acquisition of CFI and proposed related financing (including without limitation the possibility that such acquisition may not be consummated due to failure of closing conditions to be satisfied, risks relating to the financing, integration risks and risks that acquisition synergies are not realized), the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation ("CFC"), including the possibility that CFC's multi-employer pension plans may assert claims against Con-way, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, and matters relating to Con-way's defined benefit pension plans. The factors included herein and in Item 7 of Con-way's 2006 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.

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